BYLAWS

OF

ORANGE COUNTY BREWING COMPANY

ARTICLE I

OFFICES

1.1 Principal Office. The principal office of the corporation shall be located in the State of Oregon. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.

1.2 Registered Office. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware need not be identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

2.1 Annual Meeting. The annual meeting of the shareholders shall be held at a date and time during the month of May of each year, unless a different date and time are fixed by the Board of Directors and stated in the notice of the meeting, beginning with the year 1995. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

2.2 Special Meetings. Special meetings of the shareholders may be called by the President or by the Board of Directors.

2.3 Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Delaware, as may be determined by the Board of Directors.

2.4 Notice of Meetings. Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder's address shown in the corporation's current record of shareholders, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.

2.5 Waiver of Notice. A shareholder may at any time waive any notice required by law, the Certificate of Incorporation, or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder's attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.6 Record Date.

(a) For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, or to vote or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(c) If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

2.7 Shareholders' List for Meeting. After the record date for a shareholders' meeting is fixed by the Board of Directors, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

2.8 Quorum; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time

and place without further notice to any shareholder of any adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.

2.9 Voting Requirements; Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, each outstanding share of common stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Certificate of Incorporation. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the Certificate of Incorporation. No cumulative voting for directors shall be permitted unless the Certificate of Incorporation so provides. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who shall not have consented in writing.

2.10 Proxies.

(a) A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is provided in the appointment form. An appointment is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

(b) The death or incapacity of a shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy's authority, unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

2.11 Corporation's Acceptance of Votes.

(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

(c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

(d) The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, a corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.

(e) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this provision are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

ARTICLE III

BOARD OF DIRECTORS

3.1 Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

3.2 Number, Election, and Qualification. The initial number of directors of the corporation shall be one. Thereafter, the number of directors of the corporation shall be a minimum of one (1) and a maximum of seven (7). The directors shall hold office until the next annual meeting of shareholders. Directors need not be residents of the State of Delaware or shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

3.3 Chairman of the Board. The chairman of the Board of Directors shall be elected by a vote of the directors.

3.4 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings.

3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

3.6 Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least five (5) business days prior to the meeting by any means provided by law. Notice shall be delivered or sent by first class mail (airmail if international), telex or facsimile to each director at such director's business address. Such notice or document shall be deemed to have been served, when delivered, at the time of delivery or, when mailed, three days after being mailed, properly addressed, with postage prepaid, or, when sent by telex or facsimile, at the opening of business on the next business day in the country of receipt after the same was dispatched. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted and the purpose of each regular or special meeting of the Board of Directors shall be specified in the notice or waiver of notice of such meeting.

3.7 Waiver of Notice. A director may at any time waive any notice required by law, the Certificate of Incorporation, or these Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must

specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.

3.8 Quorum. A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

3.9 Manner of Acting.

(a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as set forth in subsection (d) below, or unless a different number is provided by law, the Certificate of Incorporation, or these Bylaws.

(b) Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(c) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

3.10 Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director's dissent to the action is entered in the minutes of the meeting; (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting; or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

3.12 Director Conflict of Interest.

(a) A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director's interest in the transaction if (i) the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; (ii) the material facts of the transaction and the director's interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by a majority vote; or (iii) the transaction is fair to the corporation.

(b) A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction. If a majority of such directors vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.

(c) A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are not entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transactions.

(d) A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the board of directors of the corporation.

3.13 Removal. The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Certificate of Incorporation provide for removal for cause only. If a director is elected by a voting group of shareholders, only those shareholders may participate in the vote to remove the director unless the removal is for cause.

3.14 Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson, or the corporation. Such resignation shall be effective (a) on receipt; (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

3.15 Business Opportunity. The sole purpose of the corporation is to develop and operate two breweries in Orange County, California. Any activity of any director which is not encompassed within this purpose is expressly excluded from review by the board of directors as a business opportunity and such director is not required to bring such activity to the attention of the board of directors.

ARTICLE IV

COMMITTEES

4.1 Committees. By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Certificate of Incorporation), the Board of Directors, by resolution, may create one or more committees, appoint directors to serve on them, and define the duties of such committee or committees. Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors.

ARTICLE V

OFFICERS

5.1 Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of such other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.

5.2 Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the officers shall not be appointed at the meeting, a meeting shall be held as soon thereafter as is convenient for such appointment of officers. Each officer shall hold office until a successor shall have been duly appointed and shall have been qualified or until the officer's death, resignation, or removal.

5.3 Qualification. An officer need not be a director, shareholder, or Delaware resident.

5.4 Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any

time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

5.6 President. The President shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President's knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the corporation in such manner as the Board of Directors shall determine and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.

5.7 Vice Presidents. In the absence of the President or in the event of the President's death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

5.8 Secretary. The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation. The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the President or the Board of Directors.

5.9 Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors or the Bylaws, may sign, with the President or Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be specifically assigned to them in writing by the President or the Board of Directors.

5.10 Salaries. The salaries of the officers who are also directors of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

ARTICLE VI

ISSUANCE OF SHARES

6.1 Certificates for Shares.

(a) Certificates representing shares of the corporation shall be in a form determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

(b) Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders, or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (ii) a statement of the existence of such designations, relative rights, preferences, and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

(c) The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes.

6.2 Transfer of Shares. A transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of

officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation.

6.4 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE VII

CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

7.1 Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3 Checks; Drafts. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the officers of the Corporation may select.

ARTICLE VIII

INDEMNIFICATION

8.1 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to subsection 8.3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to

be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, such person had reasonable cause to believe that the conduct was unlawful.

8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3 Authorization of Indemnification. Any indemnification under subsections 8.1 and 8.2 (unless otherwise ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections 8.1 and 8.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 8.1 and 8.2, or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such director, officer, employee or agent in connection therewith.

8.4 Good Faith Defined. For purposes of any determination under this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or

another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this subsection 8.4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this subsection 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article VIII.

8.5 Expenses Payable in Advance. Expenses incurred by a director, officer, employee or agent in defending or investigating a threatened or pending civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

8.6 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of shareholders or disinterested directors, pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

8.7 Insurance. The Corporation shall have the power to and may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or obligation to indemnify such person against such liability under the provisions of this Article VIII.

8.8 Certain Definitions.

(a) For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any

constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a director, officer, employee or agent of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to the resulting or surviving corporation if its separate existence had continued.

(b) For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VIII.

8.9 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

8.10 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under subsection 8.3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under subsections 8.1 and 8.2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in subsections 8.1 or 8.2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under subsection 8.3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the officer, director, employee or agent seeking indemnification has not met any

applicable standard of conduct. Notice of any application for indemnification pursuant to this subsection 8.10 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

James W. Bernau, Secretary

ADOPTED: February 14, 1994